UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2017
MSA SAFETY INCORPORATED
(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, Pennsylvania	16066-5207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 8, 2017, MSA Safety Inc.'s subsidiary Mine Safety Appliances Company LLC (“MSA LLC”) was paid approximately $80.9 million (the “Payment”) pursuant to insurance policies issued by The North River Insurance Company and its affiliates (“North River”). The Payment reflects amounts previously invoiced to North River for reimbursement on cumulative trauma product liability claims. North River has reserved its rights to recover from MSA LLC any portion of the Payment that may later be judicially determined is not owed MSA LLC under the relevant policies. The Payment has been treated as a collection, and MSA LLC’s insurance receivable has been reduced by the full amount of the Payment. We will use the Payment to reduce outstanding debt.
The Payment does not constitute a full and final settlement from North River regarding its coverage obligations owed to MSA LLC. MSA LLC continues to seek additional amounts due from North River, including those amounts relating to the $57.8 million verdict in the Court of Common Pleas in Allegheny County, Pennsylvania.
Note 19 of the Consolidated Financial Statement in Part II Item 8 of MSA Safety Inc.’s Form 10-K for 2016 sets forth more background on these matters.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED
(Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine
Senior Vice President, Secretary and General Counsel

Date: March 10, 2017

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